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FRONTIER INSURANCE GROUP, INC.            1996 FORM 10-K              EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-30217, No. 33-39638, and No. 33-77332) pertaining to the
Incentive and Non-Incentive Stock Option Plans of Frontier Insurance Group, Inc. of our report dated March 26, 1997 (except for Note O, as to which the date is March 31, 1997), with respect to the consolidated financial statements and schedules of Frontier Insurance Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                   /S/    Ernst & Young LLP
                                                   -----------------------------



New York, New York
March 31, 1997




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